Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Announces Release Date for Fourth Quarter and Full Year 2015 Results;
Provides Preliminary Comments on 2015 Results

COLUMBIA, MD. - January 12, 2016 - W. R. Grace & Co. (NYSE: GRA) announced today that it will release its fourth quarter 2015 financial results at 6:00 a.m. ET on Thursday, February 11, 2016. A company-hosted conference call and webcast will follow at 11:00 a.m. ET that day.

During the call, Fred Festa, Chairman and Chief Executive Officer, and Hudson La Force, Senior Vice President and Chief Financial Officer, will discuss the results and provide commentary on business performance. A question and answer session with analysts will follow the prepared remarks.

Access to the live webcast and the accompanying slides will be available through the Investor section of the company’s web site, http://investor.grace.com/. Those without access to the internet can participate by dialing +1 855.830.2314 (U.S.) or +1 330.863.3314 (International). The participant passcode is 24024541. Investors are advised to dial into the call at least 10 minutes early in order to register.

An audio replay will be available after 3:00 p.m. ET on February 11. The replay will be accessible by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 24024541. The replay will be available for one week.

Preliminary Comments on 2015 Results

In connection with the upcoming debt and equity marketing activities relating to the separation of Grace’s Construction Products segment and its Darex Packaging Technologies business to form GCP Applied Technologies Inc. (GCP), Grace is providing certain preliminary fourth quarter and full year results before its full earnings release.

For 2015, Grace’s preliminary net sales are expected to exceed $3.0 billion and preliminary Adjusted EBIT is expected to be in the range of $617 million to $619 million, in line with its October 22, 2015 outlook.

Additionally, GCP debt marketing will begin today and management is expected to comment on the preliminary 2015 results for the Construction Products segment and Darex Packaging Technologies business. For 2015, GCP’s preliminary net sales are expected to exceed $1.4 billion, with improvement in gross margins for the full year 2015 compared to the prior year period. Grace expects to provide additional results related to GCP next week.

We define Adjusted EBIT (a non-GAAP financial measure) to be net income adjusted for interest income and expense; income taxes; restructuring expenses and asset impairments; repositioning expenses; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and other investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other unusual or infrequent items that are not representative of underlying trends.

We use Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. We use Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of our strategic and operating decisions by excluding the earnings effects of our restructuring activities. Adjusted EBIT does not purport to represent income measures as defined under GAAP, and should not be used as alternatives to such measures as an indicator of our performance. This measure is provided to investors

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Exhibit 99.1

and others to improve the period-to-period comparability and peer-to-peer comparability of our financial results, and to ensure that investors understand the information we use to evaluate the performance of our businesses.

We are unable to reconcile Adjusted EBIT to net income because the nature and amount of the constituent adjustments cannot be estimated at this time.

The preliminary financial data have been prepared by, and are the responsibility of, our management and have been derived from preliminary results of operations and are subject to the completion of our financial closing procedures for these periods. These preliminary results of operations reflect management’s estimates based solely upon information available to it as of the date hereof and are not a comprehensive statement of financial results for the year and the quarter ended December 31, 2015. Accordingly, there is a possibility that actual results will vary materially from these preliminary financial results, and they should not be considered a substitute for the full audited and unaudited financial statements for the year and the quarter ended December 31, 2015, once they become available.

About Grace

Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments-Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products-provide innovative products, technologies, and services that enhance the products and processes of our customer partners in over 155 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2014 net sales of approximately $3.2 billion. More information about Grace is available at www.grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties that may delay or negatively impact the separation transaction or cause the separation transaction to not occur at all; uncertainties related to the company’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period leading up to and following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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